                                                                 Exhibit 99.2


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                                      FORM OF

                                 SECURITY AGREEMENT



                                dated as of [_____]

                                      between

                  EAGLEMARK CUSTOMER FUNDING CORPORATION-[     ],


                                        and

                           HARRIS TRUST AND SAVINGS BANK,

                         as Trustee and as Collateral Agent




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


                                  TABLE OF CONTENTS


RECITALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE I

  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
  SECTION 1.01. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .2
  SECTION 1.02. RULES OF INTERPRETATION . . . . . . . . . . . . . . . . . . . .4

ARTICLE II

  THE COLLATERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
  SECTION 2.01. GRANT OF SECURITY INTEREST BY THE TRUST DEPOSITOR . . . . . . .4
  SECTION 2.02. PRIORITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .5
  SECTION 2.03. TRUST DEPOSITOR REMAINS LIABLE. . . . . . . . . . . . . . . . .5
  SECTION 2.04. MAINTENANCE OF COLLATERAL . . . . . . . . . . . . . . . . . . .5
  SECTION 2.05. TERMINATION AND RELEASE OF RIGHTS . . . . . . . . . . . . . . .6
  SECTION 2.06. NON-RECOURSE OBLIGATIONS OF TRUST DEPOSITOR . . . . . . . . . .6

ARTICLE III

  THE ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
  SECTION 3.01. ESTABLISHMENT OF ACCOUNTS; INITIAL DEPOSITS INTO ACCOUNTS . . .7
  SECTION 3.02. INVESTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .8
  SECTION 3.03. DISTRIBUTIONS FROM ACCOUNTS . . . . . . . . . . . . . . . . . .9
  SECTION 3.04. GENERAL PROVISIONS REGARDING ACCOUNTS . . . . . . . . . . . . .9
  SECTION 3.05. REPORTS BY THE COLLATERAL AGENT . . . . . . . . . . . . . . . 10

ARTICLE IV

  COLLATERAL AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
  SECTION 4.01. APPOINTMENT AND POWERS. . . . . . . . . . . . . . . . . . . . 11
  SECTION 4.02. PERFORMANCE OF DUTIES . . . . . . . . . . . . . . . . . . . . 11
  SECTION 4.03. LIMITATION ON LIABILITY . . . . . . . . . . . . . . . . . . . 11
  SECTION 4.04. RELIANCE UPON DOCUMENTS . . . . . . . . . . . . . . . . . . . 12
  SECTION 4.05. SUCCESSOR COLLATERAL AGENT. . . . . . . . . . . . . . . . . . 12
  SECTION 4.06. INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . 14
  SECTION 4.07. COMPENSATION AND REIMBURSEMENT. . . . . . . . . . . . . . . . 14


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  SECTION 4.08. REPRESENTATIONS AND WARRANTIES OF THE COLLATERAL AGENT. . . . 14
  SECTION 4.09. WAIVER OF SETOFFS . . . . . . . . . . . . . . . . . . . . . . 15
  SECTION 4.10. CONTROL BY THE SECURED PARTY. . . . . . . . . . . . . . . . . 15

ARTICLE V

  COVENANTS OF THE TRUST DEPOSITOR. . . . . . . . . . . . . . . . . . . . . . 15
  SECTION 5.01. PRESERVATION OF COLLATERAL. . . . . . . . . . . . . . . . . . 15
  SECTION 5.02. OPINIONS AS TO COLLATERAL . . . . . . . . . . . . . . . . . . 16
  SECTION 5.03. NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
  SECTION 5.04. WAIVER OF STAY OR EXTENSION LAWS; MARSHALLING OF ASSETS . . . 16
  SECTION 5.05. NONINTERFERENCE, ETC. . . . . . . . . . . . . . . . . . . . . 17
  SECTION 5.06. TRUST DEPOSITOR CHANGES . . . . . . . . . . . . . . . . . . . 17

ARTICLE VI

     [RESERVED]

      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE VII

  REMEDIES UPON DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
  SECTION 7.01. REMEDIES UPON A DEFAULT . . . . . . . . . . . . . . . . . . . 18
  SECTION 7.02. WAIVER OF DEFAULT.. . . . . . . . . . . . . . . . . . . . . . 18
  SECTION 7.03. RESTORATION OF RIGHTS AND REMEDIES. . . . . . . . . . . . . . 18
  SECTION 7.04. NO REMEDY EXCLUSIVE.  . . . . . . . . . . . . . . . . . . . . 18

ARTICLE VIII

  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
  SECTION 8.01. FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . 19
  SECTION 8.02. WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
  SECTION 8.03. AMENDMENTS; WAIVERS IN WRITING. . . . . . . . . . . . . . . . 19
  SECTION 8.04. SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . 19
  SECTION 8.05. NONPETITION COVENANT. . . . . . . . . . . . . . . . . . . . . 19
  SECTION 8.06. NOTICES.. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
  SECTION 8.07. TERM OF THIS AGREEMENT. . . . . . . . . . . . . . . . . . . . 21
  SECTION 8.08. ASSIGNMENTS:  THIRD-PARTY RIGHTS; REINSURANCE . . . . . . . . 21
  SECTION 8.09. CONSENT OF SECURED PARTY. . . . . . . . . . . . . . . . . . . 22
  SECTION 8.10. TRIAL BY JURY WAIVED. . . . . . . . . . . . . . . . . . . . . 22


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  SECTION 8.11. GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . 22
  SECTION 8.12. CONSENTS TO JURISDICTION. . . . . . . . . . . . . . . . . . . 22
  SECTION 8.13. LIMITATION OF TRUSTEE RESPONSIBILITY. . . . . . . . . . . . . 23
  SECTION 8.14. COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . 23
  SECTION 8.15. HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . 23
















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                                  SECURITY AGREEMENT

     THIS SECURITY AGREEMENT,  dated as of [_____] (the "AGREEMENT"), is by and
between  EAGLEMARK CUSTOMER FUNDING CORPORATION-[    ], a Nevada corporation
(the "TRUST DEPOSITOR"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation in its capacities as Trustee under the Series [_____] Pooling and Servicing Agreement referred to below (the "TRUSTEE") and as Collateral Agent (as defined below).

                                       RECITALS

     1.   Eaglemark Trust [      ] (the "[      ] TRUST") is being formed
contemporaneously herewith pursuant to a Pooling and Servicing Agreement, dated
as of [_____] (the "SERIES [      ] POOLING AND SERVICING AGREEMENT"), by and
among the parent and sole shareholder of the Trust Depositor, Eaglemark, Inc. ("EAGLEMARK") (in its capacity as Servicer), the Trust Depositor and the Trustee.

     2.   Pursuant to the Series [      ] Pooling and Servicing Agreement, the
Trust Depositor is transferring to the  [     ]Trust all of its right, title and
interest in and to the Initial Contracts, certain related assets and certain other assets including an Agreement to Deposit Contracts, dated as of [_____] between the Trust Depositor and the Trustee for the benefit of the Trust (the
"DEPOSIT AGREEMENT") in exchange for the Series [      ] Certificates.

     3.   Upon sale of the Series [     ] Certificates to investor(s), the Trust
Depositor is applying part of the proceeds thereof to the purchase of Contract Assets relating to the Initial Contracts from Eaglemark (in an aggregate Principal Balance of $[____] as of the related Cutoff Date) to be concurrently
transferred to the [      ] Trust on the Closing Date, but is retaining the
remainder of the proceeds of such sale (in the amount of $[____]) to use for purchases of Subsequent Contracts from Eaglemark (or to pay Liquidated Damages)
in order to satisfy its obligations to the [      ] Trust under the Deposit
Agreement.

     4. In order to secure the payment and performance of the Secured Obligations (as defined below) of the Trust Depositor under the Deposit
Agreement, and in consideration of the [      ] Trust's issuance of the Class A
Certificates and the Class B Certificates (collectively, the "SERIES [      ]
CERTIFICATES") to or upon the order of the Trust Depositor, the Trust Depositor has agreed to pledge the Collateral (as defined below) to the Collateral Agent for the benefit of the Secured Party (as defined below).

                                      AGREEMENTS

     In consideration of the premises, and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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                                      ARTICLE I

                                     DEFINITIONS

     SECTION 1.01. DEFINITIONS. Unless defined in this Agreement, capitalized terms used in this Agreement (including in the recitals above) shall have the
meaning given such terms in the Series [      ] Pooling and Servicing Agreement.
The following terms shall have the following respective meanings:

     "ACCOUNTS" means, collectively, the Pre-Funding Account and the Interest Reserve Account, or either of them as the context requires.

     "AUTHORIZED OFFICER" means, (i) with respect to the Trustee or the Collateral Agent, any Vice President or Trust Officer thereof, (ii) with respect to Eaglemark, the President or any Vice President thereof, and (iii) with respect to the Trust Depositor, the President or any Vice President thereof.

     "COLLATERAL" has the meaning specified in Section 2.01(a) hereof.

     "COLLATERAL AGENT" means, initially, Harris Trust and Savings Bank, in its capacity as collateral agent on behalf of the Secured Party, including its successors in interest, until a successor Person shall have become the Collateral Agent pursuant to Section 4.05 hereof, and thereafter "COLLATERAL AGENT" shall mean such successor Person.

     "DEFAULT" means, at any time, any failure by the Trust Depositor to make payment or render performance when due hereunder or under the Deposit Agreement.

     "EAGLEMARK" means Eaglemark, Inc., a Nevada corporation.

     "ELIGIBLE INVESTMENTS" has the meaning given such term in the Series 1996-2 Pooling and Servicing Agreement, but with references, respectively, to the Trustee and the Trust in the definition thereof contained therein being deemed, for purposes of this Agreement, to be references to, respectively, the Collateral Agent and (collectively) the Interest Reserve Account and Pre-Funding Account.

     "INTEREST RESERVE ACCOUNT" has the meaning given such term in Section 3.01 below.

     "LIEN" means, as applied to the property or assets (or the income, proceeds, products, rents or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any mortgage, lien, pledge, attachment, charge, lease, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind; or (b) any arrangement,

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express or implied, under which such property or assets (and/or such income, proceeds, products, rents or profits) are transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for payment of debt or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person.

     "PRE-FUNDING ACCOUNT" has the meaning given such term in Section 3.01 below.

     "PRINCIPAL BALANCE" with respect to a Contract or Contracts in the aggregate, has the meaning given such term in the Series [_____] Pooling and Servicing Agreement.

     "SECURED OBLIGATIONS" means all obligations and amounts of the Trust Depositor owed or owing at any time hereunder or under the Deposit Agreement.

     "SECURED PARTY" means the Trustee for the benefit of the 1996-2 Trust.

     "SECURITY INTERESTS" means the security interest and Lien in the Collateral granted pursuant to Section 2.01 hereof.

     "QUALIFIED ELIGIBLE INVESTMENTS" means Eligible Investments acquired by the Collateral Agent in its name and in the capacity of Collateral Agent hereunder, which are held by the Collateral Agent in the Pre-Funding Account or the Interest Reserve Account and with respect to which (a) the Collateral Agent has noted the Secured Party's interest therein on its books and records, and (b) the Collateral Agent has purchased such investments for value without notice of any adverse claim thereto (and, if such investments are securities or other financial assets or interests therein, within the meaning of Section 8-102 of the UCC as enacted in Illinois, without acting in collusion with a securities intermediary in violating such securities intermediary's obligations to entitlement holders in such assets, under Section 8-504 of such UCC, to maintain a sufficient quantity of such assets in favor of such entitlement holders), and
(c) either (i) such investments are in the possession of the Collateral Agent, or (ii) such investments, (A) if certificated securities and in bearer form, have been delivered to the Collateral Agent, or in registered form, have been delivered to the Collateral Agent and either registered by the issuer in the name of the Collateral Agent or endorsed by effective endorsement to the Collateral Agent or in blank; (B) if uncertificated securities, the ownership of which has been registered to the Collateral Agent on the books of the issuer thereof (or another person, other than a securities intermediary, either becomes the registered owner of the uncertified security on behalf of the Collateral Agent or, having previously become the registered owner, acknowledges that it holds for the Collateral Agent); or (C) if securities entitlements (within the meaning of Section 8-102 of the UCC as enacted in Illinois) representing interests in securities or other financial assets (or interests therein) held by a securities intermediary (within the meaning of said Section 8-102), a securities intermediary indicates by book entry that a security or other financial asset has been credited to the Collateral Agent's securities account with such securities intermediary. Any such Qualified Eligible Investment may be purchased by or through the Collateral Agent or any of its affiliates.

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     "TRUSTEE TERMINATION DATE" means the date on which the Trustee shall have
received, as Trustee for the holders of the Series [     ] Certificates, payment
and performance in full of all Secured Obligations hereunder.

     "UNIFORM COMMERCIAL CODE" or "UCC" means the Uniform Commercial Code in effect in the relevant jurisdiction, as the same may be amended from time to time.

     SECTION 1.02. RULES OF INTERPRETATION. The terms "HEREOF," "HEREIN" or "HEREUNDER," unless otherwise modified by more specific reference, shall refer to this Agreement in its entirety. Unless otherwise indicated in context, the terms "ARTICLE," "SECTION," "APPENDIX," "EXHIBIT" or "ANNEX" shall refer to an Article or Section of, or Appendix, Exhibit or Annex to, this Agreement. The definition of a term shall include the singular, the plural, the past, the present, the future, the active and the passive forms of such term.

                                      ARTICLE II

                                    THE COLLATERAL

     Section 2.01. Grant of Security Interest by the Trust Depositor. (a) In order to secure the performance of the Secured Obligations, the Trust Depositor hereby pledges, assigns, grants, transfers and conveys to the Collateral Agent, on behalf of and for the benefit of the Secured Party to secure such Secured Obligations, a lien on and security interest in (which lien and security interest is intended to be prior to all other Liens), all of its right, title and interest in and to the following (all being collectively referred to herein as the "COLLATERAL"):

          (i) the Pre-Funding Account established pursuant to Section 3.01 hereof (including, without limitation, the initial deposit of $[____] (the "INITIAL PRE-FUNDED AMOUNT") therein on the Closing Date, and all additional monies, checks, securities, investments and other items or documents at any time held in or evidencing the Pre-Funding Account);

          (ii)   the Interest Reserve Account established pursuant to Section
     3.01 hereof (including, without limitation, the initial deposit of $[____] therein by the Trust Depositor on the Closing Date, and all additional monies, checks, securities, investments and other items or documents at any time held in or evidencing the Interest Reserve Account);

          (iii) all of the Trust Depositor's right, title and interest in and to investments made with proceeds of the property described in clauses (i) and (ii) above; and

          (iv) all distributions, revenues, products, substitutions, benefits, profits and proceeds, in whatever form, of any of the foregoing.

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     (b)  In order to effectuate the provisions and purposes of this Agreement, including for the purpose of perfecting the security interests granted hereunder, the Trust Depositor represents and warrants that it has, prior to (or coterminously with) the execution of this Agreement, executed and filed (or submitted for filing) an appropriate Uniform Commercial Code financing statement in Nevada and Illinois sufficient to assure that the Collateral Agent, as agent for the Secured Party, has a first priority perfected security interest in all Collateral which can be perfected by the filing of a financing statement. The Trust Depositor agrees and acknowledges that the Collateral Agent is to have "control" (within the meaning of Section 8-102 of the UCC as enacted in Illinois) of Collateral comprised of "Investment Property" (within the meaning of Section 9-115 of the UCC as enacted in Illinois) for all purposes of this Agreement.

     SECTION 2.02. PRIORITY. The Trust Depositor intends the security interests in favor of the Secured Party to be prior to all other Liens in respect of the Collateral, and the Trust Depositor shall take all actions necessary to obtain and maintain, in favor of the Collateral Agent, for the benefit of the Secured Party's, a first lien on and a first priority, perfected security interest in the Collateral. Subject to the provisions hereof, the Collateral Agent for the benefit of the Secured Party shall have all of the rights, remedies and recourse with respect to the Collateral afforded a secured party under the Uniform Commercial Code, and all other applicable law in addition to, and not in limitation of, the other rights, remedies and recourse granted to the Collateral Agent for the benefit of the Secured Party by this Agreement or any other law relating to the creation and perfection of liens on, and security interests in, the Collateral.

     Section 2.03. Trust Depositor Remains Liable. The Security Interest is granted as security only and shall not (i) transfer or in any way affect or modify, or relieve the Trust Depositor from, any obligation to perform or satisfy any term, covenant, condition or agreement to be performed or satisfied by the Trust Depositor under or in connection with this Agreement or any other Transaction Document to which it is a party or (ii) impose any obligation on any of the Secured Party or the Collateral Agent to perform or observe any such term, covenant, condition or agreement or impose any liability on any of the Secured Party or the Collateral Agent for any act or omission on its part relative thereto or for any breach of any representation or warranty on its part contained therein or made in connection therewith, except, in each case, to the extent provided herein and in the other Transaction Documents.

     SECTION 2.04. MAINTENANCE OF COLLATERAL. (a) SAFEKEEPING. The Collateral Agent on behalf of and for the benefit of the Secured Party agrees to maintain the Collateral received by it (or evidence thereof, in the case of book-entry securities in the name of the Collateral Agent) and all records and documents relating thereto at the office of the Collateral Agent specified in
Section 8.06 hereof or such other address within the State of Illinois (unless all filings have been made or other action taken to continue the perfection of the security interest in the Collateral to the extent such security interest can be perfected by filing a financing statement or taking such other action, as evidenced by an Opinion of Counsel delivered to the Trustee). The Collateral Agent shall keep all Collateral and related documentation in its possession separate and apart from all other property that it is holding in its possession and from its own general assets and shall maintain accurate records pertaining to the initial deposits to the Accounts, the Accounts themselves and the Qualified Eligible
Investments therein included in the Collateral in such a manner as shall enable the Collateral Agent and the Secured Party to verify the accuracy of such record-keeping. The Collateral Agent's books and records shall at all times show that the Collateral is held by the Collateral Agent as agent of the Secured Party and is not the property of the Collateral Agent. The Collateral Agent will promptly report to the Secured Party and the Trust Depositor any failure on its part to hold the Collateral as provided in this
Section 2.04(a) and will promptly take appropriate action to remedy any such failure.

     (b) ACCESS. The Collateral Agent shall permit the Secured Party, or its duly authorized representatives, attorneys, auditors or designees, to inspect the Collateral in the possession of or otherwise under the control of the Collateral Agent pursuant hereto at such reasonable times during normal business hours as any such Secured Party may reasonably request upon not less than one Business Day's prior written notice. The costs and expenses associated with any such inspection will be paid by the party making such inspection.

     SECTION 2.05. TERMINATION AND RELEASE OF RIGHTS. Upon the occurrence of both (i) the termination of the Funding Period and the payment (and receipt by the Trust) of all associated Liquidated Damages or, if earlier, upon the exhaustion of the Pre-Funding Account in its entirety for the purpose of acquiring Subsequent Contracts from Eaglemark at or prior to the termination of the Funding Period, (ii) the elapsing of a Payment Date following the event described in clause (i), and (iii) the application of such funds as provided
under the Series [     ] Pooling and Servicing Agreement, the rights, remedies,
powers, duties, authority and obligations conferred upon the Collateral Agent for the benefit of the Secured Party pursuant to this Agreement in respect of the Collateral shall terminate and be of no further force and effect and all rights, remedies, powers, duties, authority and obligations of the Collateral Agent for the benefit of the Secured Party with respect to such Collateral shall be automatically released. The Secured Party in such event agrees, at the expense of the Trust Depositor, to execute and deliver such instruments as the Trust Depositor may reasonably request to effectuate such release, and any such instruments so executed and delivered shall be fully binding on the Secured Party.

     SECTION 2.06.  NON-RECOURSE OBLIGATIONS OF TRUST DEPOSITOR.
Notwithstanding anything herein or in the other Transaction Documents to the contrary, the parties hereto agree that the obligations of the Trust Depositor hereunder (without limiting the obligation to apply distributions from the respective Accounts hereunder in accordance with Section 3.03) shall be recourse only to the extent of the Collateral available hereunder. The Trust Depositor agrees that it shall not declare or make payment of (i) any dividend or other payment on or in respect of any shares of its capital stock or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (x) any shares of its capital stock or (y) any option, warrant or other right to acquire shares of its capital stock, unless (in each case) at the time of such declaration or payment (and after giving effect thereto) no amount payable by the Trust Depositor under any

Transaction Document is then due and owing but unpaid. Nothing contained herein shall be deemed to limit the rights of the Certificateholders under any other Transaction Document.

                                     ARTICLE III

                                     THE ACCOUNTS

     Section 3.01.  Establishment of Accounts; Initial Deposits into Accounts.
(a) On or prior to the Closing Date, the Trust Depositor shall direct the Collateral Agent to establish, and the Collateral Agent shall establish, in its name and at its office or at another depository institution or trust company, separate Eligible Accounts, designated respectively the "Eaglemark Customer
Funding [   ] Pre-Funding Account - Series [        ] - Harris Trust and Savings
Bank, as Collateral Agent for the benefit of the Secured Party" (such account
being the "PRE-FUNDING ACCOUNT") and the "Eaglemark Customer Funding [   ]
Interest Reserve Account - Series [    ] - Harris Trust and Savings Bank, as
Collateral Agent for the Secured Party" (such account being the "INTEREST RESERVE ACCOUNT"). All Accounts established under this Agreement shall be maintained at the same depository institution (which depository institution may be changed by the Collateral Agent from time to time in accordance with Section
3.04 of this Agreement).


     (b) No withdrawals may be made of funds in any Account except as provided in Section 3.03 of this Agreement. Except as specifically provided in this Agreement, funds in any Account shall not be commingled with funds in any other
account or accounts established with respect to the Series [     ] Certificates,
another series of trust certificates, or with any other moneys. All moneys deposited from time to time in such Accounts and all investments made with such moneys shall be held by the Collateral Agent as part of the Collateral hereunder.

     (c) On the Closing Date, the Collateral Agent shall deposit the initial Pre-Funded Amount, if any, received from the Trust Depositor into the Pre-Funding Account, and shall deposit any amounts received from the Trust Depositor in respect of the Interest Reserve Amount in the Interest Reserve Account.

     (d)  Each Account shall be separate from the [      ] Trust and amounts on
deposit therein will not constitute a part of the Trust Corpus. The Accounts shall be maintained by the Collateral Agent at all times separate and apart from
any other account of the Trust Depositor, Eaglemark, the Servicer or the [     ]
Trust. All income or loss on investments of funds in any Account shall be reported by the Trust Depositor as taxable income or loss of the Trust Depositor.

     SECTION 3.02. INVESTMENTS. (a) The Collateral Agent shall invest and reinvest funds which may at any time be held in any Account established hereunder, at the written direction (which may include, subject to the provisions hereof, general standing instructions) of the Trust Depositor or its designee received by the Collateral Agent by 1:00 P.M. New York City time on the Business Day prior to the date on which such investment shall be made, in one or more Qualified Eligible Investments. If no written direction with respect to any portion of such Account is received by the Collateral Agent, the Collateral Agent shall invest such funds overnight in such Qualified Eligible Investments as the Collateral Agent may select, provided that the Collateral Agent shall not be liable for any loss or absence of income resulting from such investment.

     (b) Each investment made pursuant to this Section 3.02 on any date shall mature not later than (i) in the case of the Interest Reserve Account, the Business Day immediately preceding the Payment Date next succeeding the day such investment is made, and (ii) in the case of the Pre-Funding Account, the Business Day immediately preceding a Subsequent Transfer Date or the end of the Funding Period; PROVIDED that any investment of funds held in any Account maintained with the Collateral Agent (which shall be qualified as a Qualified Eligible Investment) in any investment as to which the Collateral Agent in its individual capacity is the obligor (including any repurchase agreement on which the Collateral Agent in its commercial capacity is liable as principal) may mature upon the succeeding Payment Date, Subsequent Transfer Date or end of the Funding Period, as the case may be, rather than on the Business Day immediately preceding such dates.

     (c) Subject to the other provisions hereof, the Collateral Agent shall have sole control over each Qualified Eligible Investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent in a manner which complies with Section
2.04 and the requirements of the definition of "Qualified Eligible Investments" herein.

     (d) If amounts on deposit in any Account are at any time invested in a Qualified Eligible Investment payable on demand, the Collateral Agent shall (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Qualified Eligible Investment is permitted to mature under the provisions hereof and (ii) demand payment of all amounts due thereunder promptly upon receipt of written notice from the Trustee to the effect that such investment does not constitute a Qualified Eligible Investment.


     (e) Subject to Section 4.03 hereof, the Collateral Agent shall not be liable by reason of any insufficiency in any Account resulting from any loss on any Qualified Eligible Investment included therein except for losses attributable to the Collateral Agent's failure to make payments on Qualified Eligible Investments as to which the Collateral Agent, in its individual capacity, is obligated.

     SECTION 3.03. DISTRIBUTIONS FROM ACCOUNTS. All investment earnings realized in respect of amounts in the Pre-Funding Account shall be deposited when and as received in the Interest Reserve Account, such that the Pre-Funded Amount shall never exceed the amount initially deposited into the Pre-Funding Account on the Closing Date. Following receipt from the Trust Depositor of an Addition Notice, and upon further receipt of a written demand from the Trust Depositor for a disbursement of funds from the Pre-Funding Account to be made on or before the date on which the Funding Period terminates (which written demand must be delivered not later than one Business Day prior to the requested date of funding, and must be accompanied by the written consent of the Trustee), the Collateral Agent will disburse the amount demanded from the Pre-Funding Account to Eaglemark upon the order of the Trust Depositor for the purpose of purchasing Subsequent Contracts from Eaglemark pursuant to a Subsequent Purchase Agreement. With respect to amounts still remaining on deposit in the Pre-Funding Account on the date upon which the Funding Period ends (and provided a timely written demand for funding as described above has not been received requesting funding on such date), and upon receipt from the Trustee of a written demand for payment in respect of Liquidated Damages, the Collateral Agent shall immediately disburse all funds remaining in the Pre-Funding Account to the Trustee for deposit in the Special Distribution Account maintained by the Trustee. With respect to amounts on deposit in the Interest Reserve Account, the Collateral Agent shall disburse from such funds to the Trustee immediately upon receipt of the Trustee's written demand therefor, the amount specified in such demand in respect of Carrying Charges in accordance with Section 8.03(b) of the Series
[      ] Pooling and Servicing Agreement.  In addition, on the Payment Date with respect to which such disbursement of Carrying Charges was made, and following such disbursement and the distribution thereof pursuant to the Series [_____] Pooling and Servicing Agreement, the Collateral Agent shall release to the Trust Depositor, free and clear of the Lien and security interest established hereunder, an amount equal to the excess (if any) of the Interest Reserve Amount at such time over the Requisite Interest Reserve Amount for such Payment Date. In the event that (i) the Funding Period has terminated, (ii) all amounts on deposit in the Pre-Funding Account have been disbursed, (iii) a Payment Date has elapsed following the occurrence of both (i) and (ii), and (iv) all amounts referred to in clause (ii) have been applied in accordance with the Series 1996-2 Pooling and Servicing Agreement, then any amounts remaining in the Interest Reserve Account shall be distributed to the Trust Depositor free and clear of the Lien and security interest established hereunder.

     SECTION 3.04. GENERAL PROVISIONS REGARDING ACCOUNTS. (a) Promptly upon the establishment (initially or upon any relocation) of an Account hereunder, the Collateral Agent shall advise the Trust Depositor and the Secured Party in writing of the name and address of the depository institution or trust company where such Account has been established (if not Harris Trust and Savings Bank or any successor Collateral Agent in its commercial banking capacity), the name of the officer of the depository institution who is responsible for overseeing such Account, the account number and the individuals whose names appear on the signature cards for such Account. The Trust Depositor shall cause each such depository institution or trust company to execute a written agreement, in form and substance satisfactory to the Trustee, waiving, and the Collateral Agent by its execution of this Agreement hereby waives (except to the extent expressly provided herein), except for amounts or fees due the Collateral Agent hereunder in each case to the extent permitted under applicable law, (i) any banker's or other statutory or similar Lien, and (ii) any right of set-off or other similar right under applicable law with respect to such Account and any other Account and agreeing, and the Collateral Agent by its execution of this Agreement hereby agrees, to notify the Trust
Depositor, the Collateral Agent, and the Secured Party of any charge or claim against or with respect to such Account. The Collateral Agent shall give the Trust Depositor and the Secured Party at least ten Business Days' prior written notice of any change in the location of such Account or in any related account information. If the Collateral Agent changes the location of any Account, it shall change the location of each other Account, so that all Accounts shall at all times be located at the same depository institution. Anything herein to the contrary notwithstanding, unless otherwise consented
(not to be unreasonably withheld) to by the Secured Party in writing, the Collateral Agent shall have no right to change the location of any Account.

     (b) Upon the written request of the Secured Party or the Trust Depositor and at the expense of the Trust Depositor, the Collateral Agent shall cause, at the expense of the Trust Depositor, the depository institution at which any Account is located to forward to the requesting party copies of all monthly account statements for such Account.

     (c) If at any time any Account ceases to be an Eligible Account, the Collateral Agent shall, upon obtaining actual knowledge of such event, notify the Secured Party of such fact and shall establish within ten Business Days of such determination, in accordance with paragraph (a) of this Section, a successor Account thereto, which shall be an Eligible Account, at another depository institution acceptable to the Secured Party and shall establish successor Accounts with respect to all other Accounts, each of which shall be an Eligible Account, at the same depository institution.

     (d) No passbook, certificate of deposit or other similar instrument evidencing an Account shall be issued, and all contracts, receipts and other papers, if any, governing or evidencing an Account shall be held by the Collateral Agent.

     SECTION 3.05. REPORTS BY THE COLLATERAL AGENT. The Collateral Agent shall report to the Trust Depositor, the Trustee and the Servicer on a monthly basis no later than each Payment Date with respect to the amount on deposit in each Account and the identity of the investments included therein as of the last day of the related Due Period. The Collateral Agent shall provide accountings of deposits into and withdrawals from the Accounts, and of the investments made therein, upon the written request of the Trustee, Servicer and the Trust Depositor.

                                      ARTICLE IV

                                   COLLATERAL AGENT

     SECTION 4.01. APPOINTMENT AND POWERS. Subject to the terms and conditions hereof, the Secured Party hereby appoints Harris Trust and Savings Bank as the Collateral Agent with respect to the Collateral, and Harris Trust and Savings Bank hereby accepts such appointment and agrees to act as Collateral Agent with respect to the Collateral for the Secured Party, to maintain custody and possession of such Collateral (except as otherwise provided hereunder) and to perform the other duties of the Collateral Agent in accordance with the provisions of this Agreement, and the Collateral Agent in accepting such appointment affirms that it is not acting as an agent for Eaglemark or the Trust Depositor for such purposes. The Secured Party hereby authorizes the Collateral Agent to take such action on its behalf, and to exercise such rights, remedies, powers and privileges hereunder, as the Secured Party may in writing direct and as are specifically authorized to be exercised by the Collateral Agent by the terms hereof, together with such actions, rights, remedies, powers and privileges as are reasonably incidental thereto. The Collateral Agent shall act upon and in compliance with the written instructions of the Secured Party delivered pursuant to this Agreement promptly following receipt of such written instructions; provided that the Collateral Agent shall not act in accordance with any instructions (i) which are not authorized by, or in violation of the provisions of, this Agreement, (ii) which are in violation of any applicable law, rule or regulation or (iii) for which the Collateral Agent has not received reasonable indemnity.

     SECTION 4.02. PERFORMANCE OF DUTIES. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Transaction Documents to which the Collateral Agent is a party or, subject to Section 4.01 above, as directed in writing by the Secured Party in accordance with this Agreement. The Collateral Agent shall not be required to take any discretionary actions hereunder except at the written direction and with the indemnification of the Secured Party.

     SECTION 4.03. LIMITATION ON LIABILITY. Neither the Collateral Agent nor any of its directors, officers or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except that the Collateral Agent shall be liable for its negligence, bad faith or willful misconduct; nor shall the Collateral Agent be responsible for the validity, effectiveness, value, sufficiency or enforceability against the Trust Depositor of this Agreement or any of the Collateral (or any part thereof). Notwithstanding any term or provision of this Agreement, the Collateral Agent shall incur no liability to the Trust Depositor or the Secured Party for any action taken or omitted by the Collateral Agent in connection with the Collateral, except for the negligence or willful misconduct on the part of the Collateral Agent, and, further, shall incur no liability to the Secured Party except for negligence or willful misconduct in carrying out its duties to the Secured Party. Subject to Section 4.04, the Collateral Agent shall be protected and shall incur no liability to any such party in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document reasonably believed by the Collateral Agent to be genuine and to have been duly executed by the appropriate signatory, and (absent actual knowledge to the contrary) the Collateral Agent shall not be required to make any independent investigation with respect thereto. The Collateral Agent shall at all times be free independently to establish to its reasonable satisfaction, but shall have no duty to independently verify, the existence or nonexistence of facts that are a condition to the exercise or enforcement of any right or remedy hereunder or under any of the Transaction Documents. The Collateral Agent may consult with counsel, and shall not be liable for any action taken or omitted to be taken by it hereunder in good faith and in accordance with the written advice of such counsel. The Collateral Agent shall not be under any obligation to exercise any of the remedial rights or powers vested in it by this Agreement or to follow any direction from the Secured Party unless it shall have received reasonable security or indemnity satisfactory to the Collateral Agent against the costs, expenses and liabilities which might be incurred by it.

     SECTION 4.04. RELIANCE UPON DOCUMENTS. In the absence of bad faith or negligence on its part, the Collateral Agent shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall have no liability in acting, or omitting to act, where such action or omission to act is in reasonable reliance upon any statement or opinion contained in any such document or instrument.

     SECTION 4.05. SUCCESSOR COLLATERAL AGENT. (a) MERGER. Any Person into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any Person resulting from any such conversion, merger, consolidation, sale or transfer to which the Collateral Agent is a party, shall (provided it is otherwise qualified to serve as the Collateral Agent hereunder) be and become a successor Collateral Agent hereunder and be vested with all of the title to and interest in the Collateral and all of the trusts, powers, discretions, immunities, privileges and other matters as was its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding, except to the extent, if any, that any such action is necessary to perfect, or continue the perfection of, the security interest of the Secured Party in the Collateral.

     (b) RESIGNATION. The Collateral Agent and any successor Collateral Agent may resign only (i) upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Collateral Agent, and the Secured Party does not elect to waive the Collateral Agent's obligation to perform those duties which render it legally unable to act or elect to delegate those duties to another Person, or (ii) with the prior written consent of the Secured Party not to be unreasonably withheld. The Collateral Agent shall give not less than 60 days' prior written notice of any such permitted resignation by registered or certified mail to the Secured Party and the Trust Depositor;

PROVIDED, that such resignation shall take effect only upon the date which is the latest of (i) the effective date of the appointment of a successor Collateral Agent and the acceptance in writing by such successor Collateral Agent of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof, (ii) delivery of the Collateral to such successor to be held in accordance with the procedures specified in Article II hereof, and (iii) receipt by the Secured Party of an Opinion of Counsel to the effect described in Section 5.02. Notwithstanding the preceding sentence, if by the contemplated date of resignation specified in the written notice of resignation delivered as described above no successor Collateral Agent or temporary successor Collateral Agent has been appointed Collateral Agent or becomes the Collateral Agent pursuant to subsection (d) hereof, the resigning Collateral Agent may petition a court of competent jurisdiction in New York, New York for the appointment of a successor.

     (c) REMOVAL. The Collateral Agent may be removed by the Secured Party at any time, with or without cause, by an instrument or concurrent instruments in writing delivered to the Collateral Agent and the Trust Depositor. A temporary successor may be removed at any time to allow a successor Collateral Agent to be appointed pursuant to subsection (d) below. Any removal pursuant to the provisions of this subsection (c) shall take effect only upon the date which is the latest of (i) the effective date of the appointment of a successor Collateral Agent and the acceptance in writing by such successor Collateral Agent of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof, (ii) delivery of the Collateral to such successor to be held in accordance with the procedures specified in Article II hereof and (iii) receipt by the Secured Party of an Opinion of Counsel to the effect described in Section 5.02.

     (d) ACCEPTANCE BY SUCCESSOR. The Secured Party shall have the sole right to appoint each successor Collateral Agent. Every temporary or permanent successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Secured Party and the Trust Depositor an instrument in writing accepting such appointment hereunder and the relevant predecessor shall execute, acknowledge and deliver such other documents and instruments as will effectuate the delivery of all Collateral to the successor Collateral Agent to be held in accordance with the procedures specified in
Article II hereof, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessor and such predecessor shall be relieved and released of its obligations hereunder. Such predecessor shall, nevertheless, on the written request of either the Secured Party or the Trust Depositor, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. In the event that any instrument in writing from the Trust Depositor or the Secured Party is reasonably required by a successor Collateral Agent to more fully and certainly vest in such successor the estates, properties, rights, powers, duties and obligations vested or intended to be vested hereunder in the Collateral Agent, any and all such written instruments shall, at the request of the temporary or permanent successor Collateral Agent, be forthwith executed, acknowledged and delivered by the Trust Depositor. The designation of any successor Collateral Agent and the instrument or instruments removing any Collateral Agent and appointing a successor hereunder, together with all other instruments provided for herein, shall be maintained with the records relating to the Collateral and, to the extent required by applicable law, filed or recorded by the successor Collateral Agent in each place where such filing or recording is necessary to effect the transfer of the Collateral to the successor Collateral Agent or to protect or continue the perfection of the security interests granted hereunder.

     SECTION 4.06. INDEMNIFICATION. The Trust Depositor shall indemnify the Collateral Agent, its directors, officers, employees and agents for, and hold the Collateral Agent, its directors, officers, employees and agents harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim of liability) arising out of or in connection with the Collateral Agent's acting as Collateral Agent hereunder, except such loss, liability or expense as shall result from the negligence, bad faith or willful misconduct of the Collateral Agent or its officers or agents. The obligation of the Trust Depositor under this Section shall survive the termination of this Agreement and the resignation or removal of the Collateral Agent. The Collateral Agent covenants and agrees that the obligations of the Trust Depositor hereunder and under Section 4.07 shall be limited to the extent provided in Section 2.06, and further covenants not to take any action to enforce its rights to indemnification hereunder with respect to the Trust Depositor and to payment under Section 4.07 except in accordance with the provisions of Section 8.05, or otherwise to assert any Lien or take any other action in respect of the Collateral or the Trust Corpus.

     SECTION 4.07. COMPENSATION AND REIMBURSEMENT. The Trust Depositor agrees for the benefit of the Secured Party and as part of the Secured Obligations (a) to pay to the Collateral Agent, from time to time, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a collateral trustee); and (b) to reimburse the Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of, or carrying out its duties and obligations under, this Agreement (including the reasonable compensation and fees and the expenses and disbursements of its agents, any independent certified public accountants and counsel), except any expense, disbursement or advances as may be attributable to negligence, bad faith or willful misconduct on the part of the Collateral Agent.

     SECTION 4.08. REPRESENTATIONS AND WARRANTIES OF THE COLLATERAL AGENT. The Collateral Agent represents and warrants to the Trust Depositor and to the Secured Party in its capacity as Collateral Agent as follows:

          (a) DUE ORGANIZATION. The Collateral Agent is an Illinois banking corporation, duly organized, validly existing and in good standing under the laws of the United States and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

          (b) CORPORATE POWER. The Collateral Agent has all requisite right, power and authority to execute and deliver this Agreement and to perform all of its duties as Collateral Agent hereunder.

          (c) DUE AUTHORIZATION. The execution and delivery by the Collateral Agent of this Agreement and the other Transaction Documents to which it is a party, and the performance by the Collateral Agent of its duties hereunder and thereunder, have been duly authorized by all necessary corporate proceedings and no further approvals or filings, including any governmental approvals, are required for the valid execution and delivery by the Collateral Agent, or the performance by the Collateral Agent, of this Agreement and such other Transaction Documents.

          (d) VALID AND BINDING AGREEMENT. The Collateral Agent has duly executed and delivered this Agreement and each other Transaction Document to which it is a party, and each of this Agreement and each such other Transaction Document constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     SECTION 4.09. WAIVER OF SETOFFS. The Collateral Agent hereby expressly waives any and all rights of setoff that the Collateral Agent may otherwise at any time have under applicable law with respect to any Account and agrees that amounts in the Accounts shall at all times be held and applied solely in accordance with the provisions hereof.

     SECTION 4.10. CONTROL BY THE SECURED PARTY. The Collateral Agent shall comply with notices and instructions given by the Trust Depositor only if accompanied by the written consent of the Secured Party, except that if any Default shall have occurred and be continuing, the Collateral Agent shall act upon and comply with written notices and instructions given by the Secured Party alone in the place and stead of the Trust Depositor.

                                      ARTICLE V

                           COVENANTS OF THE TRUST DEPOSITOR

     SECTION 5.01. PRESERVATION OF COLLATERAL. Subject to the rights, powers and authorities granted to the Collateral Agent and the Secured Party in this Agreement, the Trust Depositor shall take such action as is necessary and proper with respect to the Collateral in order to preserve and maintain such Collateral and to cause (subject to the rights of the Secured Party) the Collateral Agent to perform its obligations with respect to such Collateral as provided herein. The Trust Depositor will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such instruments of transfer or take such other steps or actions as may be necessary, or required by the Secured Party, to perfect the Security Interests granted hereunder in the Collateral, to ensure that such Security Interests rank prior to all other Liens and to preserve the priority of such Security Interests and the validity and enforceability thereof. Upon any delivery or substitution of Collateral, the Trust Depositor shall be obligated to execute such documents and perform such actions as are necessary to create in the Collateral Agent for the benefit of the Secured Party a valid first Lien on, and valid and perfected, first priority security interest in, the Collateral so delivered and to deliver such Collateral to the Collateral Agent, free and clear of any other Lien, together with satisfactory assurances thereof, and to pay any reasonable costs incurred by any of the Secured Party or the Collateral Agent (including its agents) or otherwise in connection with such delivery.

     SECTION 5.02. OPINIONS AS TO COLLATERAL. Not less than 10 days prior to each date on which the Trust Depositor proposes to take any action contemplated by Section 5.06, the Trust Depositor shall, at its own cost and expense, furnish to the Secured Party and the Collateral Agent an Opinion of Counsel reasonably acceptable to such parties stating either (a) that, in the opinion of such counsel, such action has been taken with respect to the execution and filing of any financing statements and continuation statements and other actions as are necessary to perfect, maintain and protect the lien and security interest of the Collateral Agent (and the priority thereof), on behalf of the Secured Party, with respect to such Collateral against all creditors of and purchasers from the Trust Depositor and reciting the details of such action, or (b) stating that, in the opinion of such counsel, no such action is necessary to maintain such perfected lien and security interest. Such Opinion of Counsel shall further describe each execution and filing of any financing statements and continuation statements and such other actions as will, in the opinion of such counsel, be required to perfect, maintain and protect the lien and security interest of the Collateral Agent, on behalf of the Secured Party, with respect to such Collateral against all creditors of and purchasers from the Trust Depositor for a period, specified in such Opinion, continuing until a date not earlier than eighteen months from the date of such Opinion.

     SECTION 5.03. NOTICES. In the event that the Trust Depositor acquires knowledge of the occurrence and continuance of any event of default or like event, howsoever described or called, under any of the Transaction Documents, the Trust Depositor shall immediately give notice thereof to the Collateral Agent and the Secured Party.

     Section 5.04.  Waiver of Stay or Extension Laws; Marshalling of Assets.
The Trust Depositor covenants, to the fullest extent permitted by applicable law, that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law wherever enacted, now or at any time hereafter in force, in order to prevent or hinder the enforcement of this Agreement or any absolute sale of the Collateral or any part thereof, or the possession thereof by any purchaser at any sale under Article VII of this Agreement; and the Trust Depositor, to the fullest extent permitted by applicable law, for itself and all who may claim under it, hereby waives the benefit of all such laws, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted. The
Trust Depositor, for itself and all who may claim under it, waives, to the fullest extent permitted by applicable law, all right to have the Collateral marshalled upon any foreclosure or other disposition thereof.

     SECTION 5.05. NONINTERFERENCE, ETC. The Trust Depositor shall not (i) waive or alter any of its rights under the Collateral (or any agreement or instrument relating thereto) without the prior written consent of the Collateral Agent and the Secured Party; or (ii) fail to pay any tax, assessment, charge or fee levied or assessed against the Collateral, or to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the Trust Depositor's right, title or interest in and to the Collateral or the Collateral Agent's lien on, and security interest in, the Collateral for the benefit of the Secured Party; or (iii) take any action, or fail to take any action, if such action or failure to take action will interfere with the enforcement of any rights under the Transaction Documents.

     SECTION 5.06.  TRUST DEPOSITOR CHANGES.

     (a) CHANGE IN NAME, STRUCTURE, ETC. The Trust Depositor shall not change its name, identity or corporate structure unless it shall have given the Secured Party and the Collateral Agent at least 10 days' prior written notice thereof, shall have effected any necessary or appropriate assignments or amendments thereto and filings of financing statements or amendments thereto, and shall have delivered to the Collateral Agent and the Secured Party an Opinion of Counsel of the type described in Section 5.02.

     (b) RELOCATION OF THE TRUST DEPOSITOR. The Trust Depositor shall not change its principal executive office unless it gives the Secured Party and the Collateral Agent at least 10 days' prior written notice of any relocation of its principal executive office. If the Trust Depositor relocates its principal executive office or principal place of business from Nevada, the Trust Depositor shall give prior notice thereof to the Secured Party and the Collateral Agent and shall effect whatever appropriate recordations and filings are necessary and shall provide an Opinion of Counsel to the Secured Party and the Collateral Agent, to the effect that, upon the recording of any necessary assignments or amendments to previously-recorded assignments and filing of any necessary amendments to the previously filed financing or continuation statements or upon the filing of one or more specified new financing statements, and the taking of such other actions as may be specified in such opinion, the security interests in the Collateral shall remain, after such relocation, valid and perfected.

                                      ARTICLE VI

                                      [RESERVED]

                                     ARTICLE VII

                                REMEDIES UPON DEFAULT

     SECTION 7.01. REMEDIES UPON A DEFAULT. If a Default has occurred and is continuing, the Collateral Agent shall, at the written direction of the Secured Party, take whatever action at law or in equity as may appear necessary or desirable in the judgment of the Secured Party to collect and satisfy all outstanding Secured Obligations including, but not limited to, foreclosure upon the Collateral and all other rights available to Secured Party under applicable law or to enforce performance and observance of any obligation, agreement or covenant under any of the Transaction Documents.

     SECTION 7.02. WAIVER OF DEFAULT. The Secured Party shall have the sole right, to be exercised in its complete discretion, to waive any Default in respect of a failure to pay Carrying Charges under the Deposit Agreement, but no waiver is permitted with respect to the Trust Depositor's obligation, on or prior to the end of the Funding Period, either to transfer to the 1996-2 Trust Subsequent Contracts with an aggregate Principal Balance equal to the initial Pre-Funded Amount or to pay Liquidated Damages in the event of a failure to do so. Any waiver permitted hereunder shall be binding upon the Collateral Agent. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

     SECTION 7.03. RESTORATION OF RIGHTS AND REMEDIES. If the Collateral Agent has instituted any proceeding to enforce any right or remedy under this Agreement, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Collateral Agent, then and in every such case the Trust Depositor, the Collateral Agent and the Secured Party shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Collateral Agent and the Secured Party shall continue as though no such proceeding had been instituted.

     SECTION 7.04. NO REMEDY EXCLUSIVE. No right or remedy herein conferred upon or reserved to the Collateral Agent or the Secured Party is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise (but, in each case, shall be subject to the provisions of this Agreement limiting such remedies), and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Secured Party, and the exercise of or the beginning of the exercise of any right or power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.

                                     ARTICLE VIII

                                    MISCELLANEOUS

     SECTION 8.01. FURTHER ASSURANCES. Each party hereto shall take such action and deliver such instruments to any other party hereto, in addition to the actions and instruments specifically provided for herein, as may be reasonably requested or required to effectuate the purpose or provisions of this Agreement or to confirm or perfect any transaction described or contemplated herein.

     SECTION 8.02. WAIVER. Any waiver by any party of any provision of this Agreement or any right, remedy or option hereunder shall only prevent and stop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Agreement by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect.

     SECTION 8.03. AMENDMENTS, WAIVERS in Writing. No amendment, modification, waiver or supplement to this Agreement or any provision of this Agreement shall in any event be effective unless the same shall have been made or consented to in writing by each of the parties hereto and each Rating Agency shall have confirmed in writing that such amendment will not cause a reduction or
withdrawal of a rating on the Series [      ] Certificates.

     SECTION 8.04. SEVERABILITY. In the event that any provision of this Agreement or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Agreement, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Collateral Agent or the Secured Party, hereunder is unavailable or unenforceable shall not affect in any way the ability of the Collateral Agent or the Secured Party to pursue any other remedy available to it or them (subject, however, to the provisions of this Agreement limiting such remedies).

     SECTION 8.05. NONPETITION COVENANT. Notwithstanding any prior termination of this Agreement, each of the parties hereto agrees that it shall not, prior to one year and one day after the Final Scheduled Payment Date with respect to the
Series [      ] Certificates, acquiesce,
petition or otherwise invoke or cause the Trust Depositor to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust Depositor or the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust Depositor or the Trust or all or any part of its property or assets or ordering the winding up or liquidation of the affairs of the Trust Depositor or the Trust. The parties agree that damages will be an inadequate remedy for breach of this covenant and that this covenant may be specifically enforced.

     SECTION 8.06. NOTICES. All notices, demands, certificates, requests and communications hereunder ("NOTICES") shall be in writing and shall be effective
(a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an Authorized Officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

          (i)    If to the Trust Depositor:

                 Eaglemark Customer Funding Corporation-[   ]
                 4150 Technology Way
                 Carson City, Nevada  89706
                 Attention:  President

                 Telecopier No.:  (702) 884-4469

          (iii)  If to the Trustee:

                 Harris Trust and Savings Bank
                 311 West Monroe Street
                 12th Floor
                 Chicago, Illinois 60606
                 Attention: Indenture Trust Administration
                 Telecopier No.:  (312) 461-3525

          (iv)   If to the Collateral Agent:

                 Harris Trust and Savings Bank
                 311 West Monroe Street
                 12th Floor

                 Chicago, Illinois 60606
                 Attention: Indenture Trust Administration
                 Telecopier No.:  (312) 461-3525

          (v)    If to Moody's:

                 Moody's Investor's Service, Inc.
                 99 Church Street
                 New York New York 10007
                 Attention: ABS Monitoring Department
                 Telecopier No.:  (212) 553-0344

          (vi)   If to Standard & Poor's:

                 Standard & Poor's Ratings Services, a
                  division of The McGraw Hill Companies
                 25 Broadway
                 New York, New York 10004

                 Telecopier No.: (212) 208-1582

A copy of each notice given hereunder to any party hereto shall also be given to (without duplication), the Trust Depositor, the Trustee and the Collateral Agent. Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

     SECTION 8.07.  TERM OF THIS AGREEMENT;.  This Agreement shall take effect
on the Closing Date of the Series [      ] Certificates and shall continue in
effect until the Trustee Termination Date. On such date, this Agreement shall terminate, all obligations of the parties hereunder shall cease and terminate and the Collateral, if any, held hereunder and not to be used or applied in discharge of any obligations of the Trust Depositor in respect of the Secured Obligations or otherwise under this Agreement, shall be released to and in favor of the Trust Depositor, PROVIDED that the provisions of Sections 4.06, 4.07 and
8.05 shall survive any termination of this Agreement and the release of any Collateral upon such termination.

     SECTION 8.08. ASSIGNMENTS. This Agreement shall be a continuing obligation of the parties hereto and shall (i) be binding upon the parties and their respective successors and assigns, and (ii) inure to the benefit of the Secured Party and be enforceable by the Secured Party and the Collateral Agent, and by their respective successors, transferees and assigns. The Trust Depositor may not assign this Agreement, or delegate any of its duties hereunder, without the prior written consent of the Secured Party.

     SECTION 8.09. CONSENT OF SECURED PARTY. In the event that the Secured Party's consent is required under the terms hereof or under the terms of any Transaction Document, it is understood and agreed that, except as otherwise provided expressly herein, the determination whether to grant or withhold such consent shall be made solely by the Secured Party in its sole discretion.

     SECTION 8.10. TRIAL BY JURY WAIVED. Each of the parties hereto waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with this Agreement, any of the other Transaction Documents or any of the transactions contemplated hereunder or thereunder. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the other Transaction Documents to which it is a party, by among other things, this waiver.

     SECTION 8.11. GOVERNING LAW. This Agreement shall be governed by and construed, and the obligations, rights and remedies of the parties hereunder shall be determined, in accordance with, the laws of the State of Illinois.

     SECTION 8.12. CONSENTS TO JURISDICTION. Each of the parties hereto irrevocably submits to the jurisdiction of the United States District Court for the Northern District of Illinois, any court in the state of Illinois located in the city of Chicago, and any appellate court from any thereof, in any action, suit or proceeding brought against it and related to or in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereunder or thereunder or for recognition or enforcement of any judgment and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such suit or action or proceeding may be heard or determined in such Illinois state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, each of the parties hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or any of the other Transaction Documents or the subject matter hereof or thereof may be litigated in or by such courts. The Trust Depositor hereby irrevocably appoints and designates Harris Trust and Savings Bank, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process. The Trust Depositor agrees that service of such process upon such Person shall constitute personal service of such process upon it. Subject to Section 8.05 hereof, nothing contained in this Agreement shall limit or affect the rights of any party hereto to serve process in any other manner permitted by law or to start proceedings relating to any of the Transaction Documents against the Trust Depositor or their respective property in the courts of any jurisdiction.

     SECTION 8.13. LIMITATION OF TRUSTEE RESPONSIBILITY. It is expressly understood and agreed by the parties hereto that (a) Harris Trust and Savings Bank is entering into and executing this Agreement solely in its capacity as
Trustee of the [     ] Trust pursuant to the Series [     ] Pooling and
Servicing Agreement and as Collateral Agent, and (b) in no case whatsoever shall Harris Trust and Savings Bank be personally liable on, or for any loss in respect of, any of the statements, representations, warranties, covenants,
agreements or obligations of the [      ] Trust (if any) hereunder, all such
liability, if any, being expressly waived by the parties hereto.

     SECTION 8.14. COUNTERPARTS. This Agreement may be executed in two or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

     SECTION 8.15. HEADINGS. The headings of sections and paragraphs and the Table of Contents contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth on the first page hereof.

                                   EAGLEMARK CUSTOMER FUNDING
                                   CORPORATION-[   ]


                                   By_____________________________________
                                   Printed Name:  ___________________________
                                   Title:    __________________________________



                                   HARRIS TRUST AND SAVINGS BANK,
                                   as Trustee


                                   By   ____________________________________
                                   Printed Name:  ___________________________
                                   Title:    __________________________________


                                   HARRIS TRUST AND SAVINGS BANK,
                                   as Collateral Agent


                                   By   ______________________________________
                                   Printed Name:  ____________________________
                                   Title:    ___________________________________